ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(Unaudited)

	March 31,	December 31,
	2013	2012

ASSETS

Current assets
Cash and cash equivalents	$23,404	$20,177
Accounts receivable, net of allowances of $3,060 in 2013 and $2,974 in 2012	35,461	54,561
Inventories	41,253	39,988
Prepaid expenses and other current assets	8,266	9,547
Deferred income tax assets	6,977	6,912

Total current assets	115,361	131,185

Investment in HzO	1,406	2,013

Property and equipment, net of accumulated depreciation at $4,024 in 2013 and $3,317 in 2012	4,592	4,862

Goodwill	1,484	1,484

Intangible assets, net of accumulated amortization at $16,117 in 2013 and $13,790 in 2012	55,517	57,905

Deferred income tax assets	6,596	6,596

Note receivable	583	583

Other assets	1,352	1,457

Total assets	$186,891	$206,085

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$15,392	$19,027
Income taxes payable	287	3,062
Accrued liabilities	3,457	3,754
Accrued wages and wage related expenses	1,545	2,554
Deferred revenue	212	722
Current portion of note payable	8,000	6,000
Sales returns liability	4,496	6,697

Total current liabilities	33,389	41,816

Revolving line of credit	17,749	22,173

Noncurrent portion of note payable	16,000	18,000

Total liabilities	67,138	81,989

Stockholders' equity
Common stock, $0.001 par value; 100,000 shares authorized;
31,478 and 31,215 shares issued in 2013 and 2012, respectively	31	31
Additional paid-in capital	78,439	77,234
Accumulated other comprehensive income	(482)	(57)
Note receivable collateralized by stock	(566)	(566)
Treasury stock, 797 and 0 common shares in 2013 and 2012 respectively, at cost	(5,999)	-
Retained earnings	48,330	47,454

Total stockholders' equity	119,753	124,096

Total liabilities and stockholders' equity	$186,891	$206,085

ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2013	March 31, 2012

Net sales	$51,471	$55,480
Cost of sales	32,472	28,547

Gross profit	18,999	26,933

Operating expenses:
Advertising and marketing	2,338	2,441
Selling, general and administrative	12,280	11,842
Amortization of definite-lived intangibles	2,374	2,422

Total operating expenses	16,992	16,705

Income from operations	2,007	10,228

Other income (expense):
Interest expense	(227)	(1,521)
Loss from equity method investment in HzO	(607)	(463)
Other income and (expense)	(20)	(147)

Total other expense	(854)	(2,131)

Income before provision for income taxes	1,153	8,097

Income tax provision	(277)	(2,985)

Net income	$876	$5,112

Earnings per share:

Basic earnings per share	$0.03	$0.17

Diluted earnings per share	$0.03	$0.16

ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
(Unaudited)

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principals (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as a measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

Adjusted EBITDA Reconciliation			Three Months Ended
			March 31, 2013		March 31, 2012

Net income in accordance with GAAP			$876		$5,112

	Adjustments:

	a.	Stock based compensation expense	1,038		1,342
	b.	Depreciation and amortization	3,094		2,804
	c.	Other expense	854		2,131
	d.	Provision for income taxes	277		2,985

Adjusted EBITDA			$6,139		$14,374

Pro forma Net Income Reconciliation - Three Months Ended March 31, 2013			Three Months Ended
			March 31, 2013		March 31, 2012

Net income in accordance with GAAP			$876		$5,112

	Adjustments:

	a.	Stock based compensation expense	1,038		1,342
	b.	Amortization of intangibles	2,388		2,435
	c.	Other expense excluding cash interest expense and loss on equity method investment	50		246
	d.	Loss on equity method investement	607		463
	e.	Income tax effects	(1,330	) *	(1,539)

Pro forma net income			$3,629		$8,059

Pro forma EPS			$0.11		$0.26

Weighted average number of shares outstanding - diluted			31,726		31,417

*	For comparative purposes, we applied an annualized statutory tax rate of 38.25%

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